Exhibit 11

Computation of Earnings Per Share

                                                      Three
                                                  Months Ended        Year Ended
                                                 June 30, 1997       March 31, 1997
                                                 -------------       --------------


Weighted average common shares outstanding            7,562,500           7,341,314
Dilutive effect of common equivalent shares (a)             --                   --
                                                      ---------         -----------
Weighted average shares outstanding                   7,562,500           7,341,314
                                                      =========           =========

Net loss                                              $(921,526)        $(6,842,406)
                                                      =========         ===========
Fully diluted earnings per share (1)                      $(.12)              $(.93)
                                                      =========         ===========

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a    Calculates the dilutive effect of outstanding  stock options based upon the
     "Treasury Stock Method".

1 As fully diluted earning per share and primary earnings per share are equal, only fully diluted earning per share will be disclosed in the Form 10-QSB.